BEST  SOFTWARE,  INC.
LINKED  SOFTWARE  DEALER  AGREEMENT

     This Agreement is made between Best Software, Inc. of 11413 Isaac Newton Square, Reston, VA 20190 ("Best") and Made2Manage Systems, Inc. of 9002 Purdue Road, Suite 200 Indianapolis, Indiana 46268 ("Made2Manage"), subject to the general terms and conditions set forth in Schedule B (the "General Terms and Conditions"). For purposes of this Agreement, the term Best shall mean Best Software, Inc. and its wholly owned subsidiaries, including without limitation Abra Software, Inc. d/b/a the Abra Products Group.

     WHEREAS, Best publishes computer software products including those Best products ("Best Products") and third party products ("Other Products") listed on Schedule A, as such Schedule may be modified (collectively, the "Products"). Made2Manage publishes and/or distributes software that is complementary to the Products. Best and Made2Manage desire that Made2Manage act as an independent, nonexclusive dealer in the Products.

     THEREFORE,  the  parties  agree  as  follows:

1.     APPOINTMENT.

1.1 Scope. Best hereby appoints Made2Manage, and Made2Manage hereby accepts such appointment, as an independent, nonexclusive dealer in the Products. In conjunction with such appointment, Best grants to Made2Manage a nontransferable, nonexclusive license to demonstrate and distribute the Products to End-Users. "End-Users" are existing Made2Manage software licensees or bona fide Made2Manage software prospects that sublicense a Product from Made2Manage for their own use. Distribution to End-Users shall be pursuant to Best's End-User license agreement and, in the case of the Other Products, to any requirements of the applicable third party vendors. Made2Manage's distribution license does not transfer any rights in any Product to Made2Manage or to any End-User and excludes sublicense of its distribution rights by Made2Manage to any third party; provided, however, that Made2Manage shall have the limited right to distribute the Product through its resellers with whom it has an agreement.

1.2 Reserved Rights. Best reserves the right, from time to time and in its sole discretion, (a) to increase or decrease the number of authorized dealers,
(b)  to  distribute Products directly to independent resellers and End-Users, or
(c) to change, or to add to or delete from the list of Products. In addition, Best may from time to time impose special conditions concerning Made2Manage's licensing of certain Products, or change or terminate the type of service or support that Best makes available, after giving prior written notice to Made2Manage; provided that Made2Manage's End-Users shall at all times during and after the term of this Agreement be entitled to receive the same support being provided to Best's general customer base for the same Products, as long as they pay the appropriate fee therefor.

1.3 Export. Made2Manage will be solely responsible for compliance with any applicable export control laws or regulations, and payment of any tariffs or other fees that may be required in connection with distribution of any Product outside of the United States. Best shall have no obligation under this Agreement to directly distribute any Product outside of the United States. All Products will be supported in US format only. Made2Manage shall be solely responsible for international returns.

2.     PRICE.

2.1 Prices. The current Best retail prices for the Products are as set forth on the then-current applicable published Best Product Price Sheet. A copy of the current applicable published Best Product Price Sheets have been provided to Made2Manage as of the date of this Agreement. The discount applicable to the Products is as set forth on Schedule A. Best may change the Best retail prices at any time and may change the Made2Manage discount at any time after the initial term of this Agreement; provided, however, that Best may increase the price of Product to Made2Manage only after giving thirty days prior notice to Made2Manage. Payment shall be made to Best by Made2Manage pursuant to the payment policy set forth below. Made2Manage shall be solely responsible for establishing the price at which Products are licensed or sold to its End-Users. Discounts for training services, and professional services, and new SupportPlus services are set forth in Schedule A.

2.2 Payment Terms. Full payment in U.S. dollars for Products received by Made2Manage and related support contracts, is due and payable by Made2Manage to Best within thirty (30) days of date of the invoice therefor; which invoice shall be sent at the time of Product shipment. Interest shall accrue on any delinquent amounts owed by Made2Manage at the lesser of 12% per annum or the maximum rate permitted by law. If any portion of Made2Manage's outstanding balance, not in dispute, is aged greater than 60 days (a "Late Payment Condition"), Best may require full or partial payment in advance.

2.3 Taxes. Made2Manage shall pay any taxes (other than Best's income taxes) which may arise by virtue of its distribution of the Products. The prices set forth in this Agreement do not include any such taxes. Should any tax be assessed against Best as a result of Made2Manage's distribution of the Products hereunder, Made2Manage agrees to pay such tax. If, pursuant to this Agreement and at the request of Made2Manage, Best ships Products to a state that has a sales tax, Made2Manage agrees to provide Best with appropriate documentation satisfactory to the applicable tax authorities for any claim of exemption from any sales, use, value added or other taxes, duties or similar fees which may be required upon delivery of Products or collection of payments due from Made2Manage. Should Made2Manage fail to provide adequate exemption documentation, or should any tax or levy be assessed against Best, Made2Manage agrees to pay such tax or levy and indemnify Best for any claim for such tax or levy.

2.4 Warranty. Best warrants to Made2Manage and the End Users that each Product will reasonably conform to the documentation and materials supplied by Best relating to the respective Product. If any Product fails to so conform, Best shall correct the non-conformity within thirty (30) days or refund the End User's purchase price.

3.     SUPPORT  AND  RESELLER  CERTIFICATION.

3.1 Providers. Best shall serve as first line of support with End-Users and shall instruct their End-Users to call their support line in connection with the Products. If, however, a customer contacts Best for support, Best shall provide the level of support that the End-User has purchased based on Best's records. Best reserves the exclusive right to provide Product updates to End-Users, via the applicable support program. Best and Made2Manage shall develop mutually agreeable procedures for handling customers who contact the wrong party for technical support. Upon termination of this Agreement, Best shall continue to offer first and second line support for each End User who remains a SupportPlus customer.

3.2 Initial Subscription and Renewal. In connection with initial Product license sales, Made2Manage shall pay Best the applicable first year maintenance cost on behalf of each new End-User less 15%. Renewals of support shall be solely the responsibility of Best and neither Made2Manage, nor any Made2Manage reseller, shall have the right to sell support to End-Users other than in connection with the initial Product license sale. Best's obligation to support any Made2Manage user shall be contingent on Made2Manage's provision of the appropriate End-User information to Best pursuant to the terms of Section 4.3. Best shall ship Product updates directly to those End-Users who subscribe to a Best support program.

3.3 Certification of Made2Manage Resellers. Made2Manage shall use commercially reasonable efforts to ensure that none of its resellers, VARs or distributors shall provide implementation services to any End User without first obtaining certification from Best.

4.     ORDER  AND  REPORTING  PROCEDURES.

4.1 Purchase Orders. Purchase orders must be submitted to Best by Made2Manage in writing. All purchase orders shall be subject to acceptance by Best and shall not be binding until the earlier of such acceptance or shipment, and, in the case of acceptance by shipment, only as to the portion of the order actually shipped. Order cancellations must be confirmed in writing.

4.2 Controlling Terms. This Agreement will apply to each order and the provisions of Made2Manage's form of purchase order will not supersede any of the terms of this Agreement.

4.3 Reporting. For each Product order filled by Made2Manage, and for each training contract and professional services contract entered into by Made2Manage, Made2Manage will, from the information it gathers from the End-User or based on data provided by its resellers, inform Best, of the date and content of the order or contract, the name, address and telephone number of the End-User(s) for whom the order was placed, the number of network users to use any Product, the number of active employees to be covered by any Product, whether each End-User has subscribed to the applicable Best support program and such other information as Best may reasonably request. Failure by Made2Manage to use its best efforts to provide the required End-User information will constitute a material breach of the terms of this Agreement subject to termination pursuant to Section 10.4(a).

5.     SHIPMENT.

5.1 Shipment And Risk Of Loss. Best will ship all Products ordered directly to the End-Users, in single or several lots, F.O.B. Best's point of shipment. Best will select the carrier, provided that the carrier will be UPS or another comparable carrier. Made2Manage will be responsible for and pay all shipping and freight charges. All risk of loss of, or damage to, the Products shipped will pass to Made2Manage upon delivery by Best to the carrier, freight forwarder or Made2Manage, whichever comes first.

5.2 Delays. Should orders for t\'e Products exceed Best's available inventory, Best will allocate its available inventory and make deliveries on a basis Best deems equitable, in its sole discretion, and without liability to Made2Manage on account of the method of allocation chosen or its implementation. In any event, Best shall not be liable for any damages, direct, consequential, special, or otherwise, to Made2Manage or to any other person for failure to deliver or for any delay or error in delivery of the Products for any reason whatsoever.

6. RETURNS OF PRODUCT. During the term of this Agreement, Made2Manage may return unopened, superseded Products (support not included) to Best in exchange for the then-current version of the same Product. If Made2Manage returns An unopened Product to Best which has not been superseded, Best will grant Made2Manage a credit equal to the price paid by Made2Manage for such returned Product; provided, however, that a 20% restocking fee will be assessed for any Products so returned. Prior to returning any Product, Made2Manage must obtain a return authorization number from a Best representative. Made2Manage will be responsible for and pay all shipping, freight and insurance charges for all Products returned to Best and any Products to be returned to Made2Manage or an End-User.

7. DATA LINK. Made2Manage shall be solely responsible for the definition and development of links between the Products and Made2Manage's own software products. Best shall provide all reasonably necessary technical information to Made2Manage in order to enable it to develop and maintain the links.

8.     MARKETING  AND  SALES.

8.1 Made2Manage User Solicitation. Best and Made2Manage will work together in good faith to develop an announcement plan to Made2Manage End-Users and for conducting joint mailings into the Made2Manage customer base. Best and Made2Manage will share equally in production and mailing cost associated with mutually agreed upon incentive programs. Made2Manage will handle telephone follow-up and mailing administration at no charge to Best.

8.2 Demonstration Copies. Best will provide Made2Manage with demonstration or evaluation copies of each Product, free of charge, for use by Made2Manage, its VARs, distributors and dealers in connection with performing its obligations under this Agreement. These copies may not be sold, further licensed or modified.

8.3 Marketing Materials. Made2Manage shall purchase marketing collaterals from the standard Best price list.

8.4 Training. During the term of the Agreement, Best will work with Made2Manage to educate its sales and marketing group and support personnel regarding the features and functionality of the Products.

8.5 Sales Support. If Made2Manage so requests, Best shall provide National Accounts sales support for presentations and demonstrations to large prospects, defined as five or more sites. In consideration for such assistance, the parties agree that the discount on any such sales shall be reduced by 10 percent from that specified in Schedule A and that further accommodations may also be made based on mutual agreement of the parties. Except as expressly provided herein, Made2Manage acknowledges that as between it and Best, Made2Manage is solely responsible for all sales and marketing activities related to the Products.

8.6 Conferences. Each of Best and Made2Manage agrees to waive any registration fees that would otherwise be paid by the other for vendor representative or exhibits at its user conferences. Each of Best and Made2Manage agrees to permit the other to present/demo at its sales conferences, agenda and timeframe permitting.

8.7 Annual Product Plans. During the term of this Agreement and upon Made2Manages's request, Best shall use reasonable efforts to provide annual product plans for the Products to Made2Manage which set forth (i) information regarding upcoming releases to the Products, (ii) information regarding changes to the Products expected to affect the links between the Products and Made2Manage's own software products, and (iii) any other information that is reasonably necessary to enable Made2Manage to modify its own software products to maintain compatibility with the Products. These annual product plans shall be treated and considered as Best confidential and proprietary information in accordance with Section H of Schedule B.

8.8 Updates and New Releases. During the term of this Agreement, Best shall use reasonable efforts to deliver a copy of any update or new release of the Products to Made2Manage prior to release of such update or new release by Best to its customers.

8.9 Account Managers. Best and Made2Manage shall each designate an account manager who will be responsible for managing the sales and marketing relationship and for providing a first line of contact on such issues.

8.10 Certification. Made2Manage shall have on its staff at least one person who has attended Best's Certification program. Best will provide a person to help train Made2Manage's sales force.

9.     DURATION  AND  TERMINATION  OF  AGREEMENT.

9.1 Term. The term of this Agreement is twenty four months from the effective date, subject to the terms of this Section 9, and shall automatically renew for successive one year terms unless one party notifies the other in writing at least ninety (90) days prior to the then current term that the Agreement shall not be renewed.

9.2 Renewal. This Agreement is renewable, upon the mutual written agreement of the parties, for a period of one calendar year at a time. The parties agree that they will use all reasonable efforts to initiate negotiations relating to renewal upon completion of the initial term no later than three months prior to any Agreement expiration date.

9.3 Termination at Will. Either party may terminate this Agreement by providing the other party with at least ninety days prior written notice of termination.

9.4     Termination  for  Cause.

     a. Either party will have the right to terminate this Agreement at any time if the other party is in breach of any material term. Such termination will become effective thirty days after the nonterminating party's receipt of a notice of termination in the absence of a cure during such thirty day period.

     b. Either party will have the right to terminate this Agreement at any time if the other party (i) becomes insolvent; (ii) discontinues its business;
(iii)  is merged, consolidated, or sells all or substantially all of its assets;
(iv) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; or (v) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition for the benefit of creditors. Such termination will become effective upon the nonterminating party's receipt of a notice of termination at any time after the specified event.

     c. Best will have the right to terminate this Agreement at any time if any of the default conditions set forth below exist. Such termination will become effective thirty days after Made2Manage's receipt of a notice of termination in the absence of a cure during such thirty day period. Default conditions are as follows:

          i. Twenty percent (20%) of all Products orders placed by Made2Manage in any six calendar month period during the term of this Agreement are returned for credit/refund.

          ii Made2Manage does not timely process customer refunds for the Products or does not process such Product refunds in a commercially reasonable manner resulting in documented customer complaints to Best and/or claims against Best for such refunds.

9.5 Orders After Termination Notice. In the event that any notice of termination of this Agreement is given, Best will be entitled to reject all or part of any orders received from Made2Manage after the date of such notice. Notwithstanding any credit terms made available to Made2Manage prior to such notice, any Products shipped thereafter shall be paid for by certified or cashier's check prior to shipment.

9.6     Effect  of  Termination.  Upon  termination  or  expiration  of  this
Agreement:

     a. Best may, at its option, reacquire any or all of the Products then in Made2Manage's possession at prices not greater than the prices paid by Made2Manage for such Products. Upon receipt of any Products so reacquired from Made2Manage, Best shall issue an appropriate credit to Made2Manage's account.

     b. The due dates of all outstanding invoices to Made2Manage for the Products automatically will be accelerated so they become due and payable on the effective date of termination or expiration, even if longer terms had been provided previously. All orders or portions thereof remaining unshipped as of the effective date of termination will automatically be canceled.

     c. Each party shall cease using any trademark, logo or tradename of the other and Made2Manage's right to market and license any Products shall automatically cease and terminate, unless Best agrees otherwise.

     d. For a period of one year after the date of termination or expiration, Made2Manage shall make available to Best for inspection all sales records of Made2Manage that pertain to Made2Manage's compliance with the terms of this Agreement.

9.7 No Damages for Termination. Made2Manage acknowledges and agrees that Made2Manage has no expectation and has received no assurances that its business relationship with Best will continue beyond the stated term of this Agreement or its earlier termination in accordance with this Section 9 and will make no claims against Best for damages or expenses (including damages which may arise from the loss of prospective customers of Made2Manage, or expenses incurred or investments made in connection with the establishment, development, or maintenance of Made2Manage's business as a Best distributor) in connection with any permitted termination.

9.8 Survival. Made2Manage's obligations to pay Best all amounts due hereunder, as well as either party's obligations relating to indemnification, warranties, disclaimers of warranty, protection of proprietary rights and confidential information shall survive termination of this Agreement.

10. RELATIONSHIP OF THE PARTIES. Made2Manage's relationship with Best during the term of the Agreement will be that of an independent contractor with no power to bind Best, or to create any obligation on behalf of Best.

11. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement and Schedules A, B and C represent the entire agreement between Made2Manage and Best with respect to their subject matter, superseding all previous communications or agreements regarding such subject matter. This Agreement may be modified only by a writing signed by the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the last date specified below.







BEST SOFTWARE, INC.             MADE2MANAGE SYSTEMS, INC.

By:__________________________   By:_________________________________

William Donnelly                Christopher D. Clapp

Vice President                  Vice President

Date:_________________________  Date:_______________________________

SCHEDULE  A

     PRODUCTS  AND  DISCOUNTS

Discounts:

Subject to Section 2.1 of this Agreement, the discount for the term of the Agreement for all Products will be 50% at the beginning of each 12 month period commencing retroactively on January 1, 1998. Once Product, training services, professional services, and new SupportPlus revenues payable from Made2Manage to Best under this Agreement ("Sales Revenues") exceed $200,000 in such 12 month period, the discount rate will increase to 60% for the remainder of such 12 month period. Upon commencement of the next 12 month period, the rate will once again be 50% and will increase to 60% when Sales Revenues exceed $200,000 in such next 12 month period. For purposes of this Schedule A, Sales Revenues shall be defined to mean all cash receipts actually received by Best from Made2Manage in such 12 month period from all sources, including Product sales, SupportPlus fees, training, and professional services. Made2Manage shall be entitled to the discounts set forth in this Schedule A for so long as all Products, SupportPlus, training, and professional services are ordered from Best, who will then invoice Made2Manage. All discounts are from Best's retail price list which may be modified from time to time as set forth in Section 2.1 of this Agreement.

Best training services, professional services, and new SupportPlus are subject to a standard 15% discount, assuming such services are booked through Best who will then invoice Made2Manage for such services.

Best  Products:

FAS  for  Windows
FAS  Encore
FASTrack
Abra  Suite

SCHEDULE  B

GENERAL  TERMS  AND  CONDITIONS

A. OBLIGATIONS AND REPRESENTATIONS OF MADE2MANAGE. Made2Manage agrees: (a) to use commercially reasonable efforts to promote the marketing and licensing of the Products using promotional material supplied by Best and to provide its sales force with appropriate assistance; (b) to distribute the Products with all sealed packaging, warranties, disclaimers and license agreements intact as shipped from Best; (c) not to relicense any previously opened or used Products;
(d) to maintain, for at least two years after termination of this Agreement, its records and accounts relating to distribution of the Products; (e) to conduct business in a manner that reflects favorably upon the Products and Best (although Made2Manage remains free to market products competitive with those of Best); (f) not to engage in misleading practices or advertising detrimental to the Products, Best or the public (although Made2Manage remains free to market products competitive with those of Best); (g) to make no representations or warranties with respect to the capabilities of the Products that are inconsistent with the literature and licenses distributed by Best; and (h) to comply with all applicable laws and regulations in any of its dealings with respect to the Products; and (i) to use its best efforts to supply Best with End-User names as required by this Agreement.

B. RESELLERS. Made2Manage represents to Best that each of its resellers will be free to determine its own retail prices for the Products. During the term of the Agreement, Made2Manage agrees that its resellers authorized to distribute the Products shall assume obligations relating to its marketing of the Products equivalent to those assumed by Made2Manage in these General Terms and Conditions.

C.     ADDITIONAL  RESERVED  RIGHTS.

C.1 Other Products. Made2Manage acknowledges that Best cannot guarantee that its agreements with third parties for distribution of the Other Products, if any, will continue. Best therefore reserves the right to discontinue offering Other Products at any time without notice (though Best will use reasonable efforts to give notice if the circumstances permit).

C.2 Order Cancellation by Best. Best may cancel or delay any purchase orders placed by Made2Manage, without liability to Made2Manage, any reseller or any other person, if Made2Manage if a Late Payment Condition exists, as defined above in this Agreement or otherwise fails to comply with the material terms of this Agreement, or if Best discontinues distribution of any Product ordered (including support). Best shall give Made2Manage no less than thirty days prior notice of its discontinuation of distribution of any Best Product, unless reasonable Best business considerations dictate a shorter notice period. Any cancellation or delay pursuant to the terms of this Section shall not be considered a breach of this Agreement by Best.

C.3 Security Interest. Until any Product has been paid for in full, Best retains a purchase money security in such Product delivered to Made2Manage and in the proceeds therefrom. If Best so requests, Made2Manage will promptly file financing statements and any other appropriate documents required to perfect Best's security interest in all such Products and the proceeds therefrom. If Made2Manage does not file such statements within two weeks of Best's request therefor, Best shall automatically be granted, without further action by either party, the power of attorney to execute any and all financing statements on behalf of Made2Manage with respect to Best's security interest in all such Products and proceeds therefrom and expressly authorizes Best to file the same with the appropriate authorities.

D. TRADEMARKS, TRADENAMES AND COPYRIGHTS. Made2Manage agrees that any use of Best's trademarks, service marks or tradenames will be in connection with the promotion of the Products only, and shall be subject to the approval of Best. Made2Manage agrees not to alter or remove any proprietary rights notice on any Product or advertising material provided by Best. This Agreement does not give either party any interest in any of the other's trademarks, tradenames, copyrights or other proprietary rights. Each party agrees that it will not assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any trademark, trade name, copyright or logo belonging to or licensed to the other party. Made2Manage acknowledges that Best owns or licenses all of the Products. Each party agrees to protect the other party's proprietary rights. Made2Manage will notify Best in writing of any claim or proceeding involving the Products within ten (10) days after Made2Manage learns of such claim or proceeding.

E. ASSIGNMENT. This Agreement shall not be assignable by Made2Manage without the prior written consent of Best. The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

F.     WARRANTY;  DISCLAIMER  OF  WARRANTIES;  LIMITED  LIABILITY.

F.l     Warranty of Title.  Best represents and warrants that it either owns, or has  a  valid  license  to  sublicense  to  Made2Manage,  the  Products.

F.2 Disclaimer of Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, BEST MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF THE PRODUCTS TO MADE2MANAGE, ANY RESELLER, END-USER OR ANY OTHER PERSON. THE BEST PRODUCTS AND ALL RELATED MATERIALS ARE SOLD "AS IS" WITHOUT WARRANTY AS TO THEIR PERFORMANCE, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL EXPRESS WARRANTIES, AND ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, ARE HEREBY EXCLUDED. This disclaimer of warranties is restated in the License Agreements included with the Products. This disclaimer of warranties and the limitation of liability below will not be affected by Best's rendering of technical, programming, or other advice or service or the provision of support for the Products.

     BEST MAKES NO WARRANTIES WHATSOEVER WITH RESPECT TO THE OTHER PRODUCTS. If any such warranties are provided by third party vendors, they are as set forth in any literature provided by the vendors with the Other Products.

F.3 Limited Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR TO ANY RESELLER, END-USER, OR ANY THIRD PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, EVEN IF THE OTHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES. IN NO EVENT SHALL THE LIABILITY OF EITHER PARTY FOR DAMAGES RELATING TO ANY PRODUCT EXCEED THE ACTUAL AMOUNTS PAID BY MADE2MANAGE FOR SUCH PRODUCT.

F.4 No Made2Manage Warranty. Made2Manage will make no warranty, guarantee or representation, whether written or oral, on Best's behalf. Made2Manage and its resellers have no right to make any distribution of the Products other than under the terms of the License Agreement enclosed in each Product package.

F.5 Delays. Best shall not be liable for any damages, direct, consequential, special, or otherwise, to Made2Manage or to any other person for failure to deliver or for any delay or error in delivery of the Products for any reason whatsoever.

G.     INDEMNIFICATION.

G.1 Of Best. Made2Manage agrees to indemnify Best against and hold Best harmless from, any and all claims (including reasonable attorneys' fees and costs of litigation or defense incurred by Best) by any other party (including any reseller or End-User) resulting from Made2Manage's acts, omissions or misrepresentations (i) relating to Made2Manage's demonstration or distribution of the Products or the Link, or (ii) arising out of Made2Manage's modification of the terms of the license agreements included with the Products, regardless of the form of action. Made2Manage's obligations hereunder survive termination of this Agreement.

G.2 Of Made2Manage. Best agrees to indemnify Made2Manage against and hold Made2Manage harmless from, any and all claims (including reasonable attorneys' fees and costs of litigation or defense incurred by Made2Manage) by any other party resulting from any inaccuracies made by Best in its marketing materials or technical documentation. Notwithstanding the foregoing, Best shall not be liable to Made2Manage for any claim arising from any alteration or modification of any marketing materials or technical documentation made by Made2Manage.

     In addition, Best agrees that if notified promptly in writing and, upon Best's request, given sole control of the defense and all related settlement negotiations, it will defend and hold Made2Manage harmless against any claim based on an allegation that Made2Manage's distribution of any Product pursuant to Made2Manage's distribution rights as set forth in this Agreement, or any use of a Product by Made2Manage or an End User, infringes a copyright, patent, trade secret or any other proprietary right of a third party. Best will pay any resulting costs, damages and attorneys' fees reasonably incurred by Made2Manage or an End User with respect to any such claims. In consideration of such indemnification, Made2Manage agrees that, if any Product or any portion thereof, becomes, or in Best's reasonable opinion is likely to become, the subject of a claim based on an allegation that it infringes a copyright or any other proprietary right of a third party, Made2Manage will permit Best, at Best's option and expense, either to (i) procure the right for Made2Manage to continue distributing the Product, or (ii) modify or replace the Product so that it becomes noninfringing. If neither of the foregoing alternatives is available on terms Best deems reasonable, Best may terminate Made2Manage's right to distribute the Product(s) at issue and require immediate return or destruction of such Product(s), including all copies. Best shall have no obligation to Made2Manage with respect to infringement of third party proprietary rights beyond that stated in this Section G.2. Notwithstanding the foregoing, Best shall not be liable to Made2Manage for any infringement claim arising solely from any alteration or modification of any Product made by Made2Manage. Best's obligations hereunder survive termination of this Agreement.

H. CONFIDENTIALITY. Made2Manage acknowledges that in the course of performing its obligations it may receive information which is confidential and/or proprietary to Best and Made2Manage agrees not to use such information except in performance of this Agreement and not to disclose such information to third parties. Best acknowledges that in the course of performing its obligations it may receive information which is confidential and/or proprietary to Made2Manage and Best agrees not to use such information except in performance of this Agreement and not to disclose such information to third parties.

I.     GENERAL.

I.1 Waiver. The waiver by either party of any default by the other shall not waive subsequent defaults of the same or different kind.

I.2 Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address first specified above or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or three business days after sent by certified or registered mail or Federal Express (or equivalent overnight carrier).

I.3 Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to conflicts of laws). If any provision of this Agreement is for any reason found by a court of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible, and the remainder of this Agreement shall continue in full force and effect.

I.4 Execution of Agreement. This Agreement shall become effective only after it has been signed by both parties, and its effective date shall be the date on which it is executed by the last party to sign.

I.5 Section Headings. The section headings contained herein are for reference only.

I.6 Equitable Relief. Each party acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of the other party may cause the other party irreparable injury for which there are inadequate remedies at law, and therefore each party will be entitled to seek equitable relief in addition to all other remedies provided by this Agreement or available at law.

I.7 Force Majeure. Best shall not be responsible for any failure to perform due to unforeseen circumstances or to causes beyond Best's control.

I.8 Controlling Terms. If there is any conflict between this Schedule B and the main body of this Agreement, the main body of this Agreement shall govern.